Exhibit 10.15

RISE GOLD CORP.

(the “Corporation”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

WITH U.S. REGISTRATION RIGHTS

(FOR COMPLETION BY U.S. SUBSCRIBERS)

The undersigned subscriber (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase 17,500,000 Units of the Corporation (the “Units”) at a price of $0.10 per Unit for aggregate proceeds of $1,750,000 (the “Funds”), all upon the terms and subject to the conditions set forth in this subscription agreement (this “Agreement”). Each Unit shall be comprised of one Unit Share (as defined herein) and one-half of one Warrant (as defined herein). Each Warrant shall be exercisable to acquire one Warrant Share (as defined herein) at a price of $0.13 per share for a period of two years from the Closing Date (as defined herein).

EXECUTION BY SUBSCRIBER

Meridian Jerritt Canyon Corp.
Name of Subscriber

Address of Subscriber
ID number (SIN, SSN, Tax ID or driver’s license) of Subscriber or authorized signatory (if Subscriber not an individual)

Name of authorized signatory (if Subscriber not an individual)
Signature of Subscriber or authorized signatory (if Subscriber not an individual)

Telephone number of Subscriber
Number and type of securities of the Corporation directly and indirectly already held by Subscriber
Email address of Subscriber

Executed by the Subscriber this 15th day of October, 2018.

Please complete the following section if you require the certificate(s) representing the Unit Shares and Warrants to appear in the name of an intermediary, such as your broker, or require such certificate(s) to be delivered to an address other than that shown above.

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate(s)	Name and account reference, if applicable

Account reference, if applicable	Contact person

Address of intermediary	Address for delivery

Telephone number of intermediary	Telephone number of contact person

If the Subscriber is purchasing as agent for a principal, and is not a trust company or trust corporation purchasing as trustee or agent for accounts fully managed by it or is not a person acting on behalf of an account fully managed by it (and in each such case satisfying the criteria set forth in NI 45-106), complete the box below and provide as a separate attachment all applicable Forms on behalf of such principal:

IDENTIFICATION OF PRINCIPAL

(name of Disclosed Principal)

(address of Disclosed Principal – include city, province, and postal code)

(Disclosed Principal: contact name, contact telephone number and contact email address)

Accepted by the Corporation this 18 day of October, 2018.

Per:
Authorized Signatory

Section 1. Defined Terms

In addition to the terms defined throughout this Agreement, the following capitalized terms used in this Agreement have the following meanings:

(a)	“Accredited Investor” means an “accredited investor” as that term is defined in NI 45-106 and “U.S. Accredited Investor” means an “accredited investor” as that term is defined in Rule 501(a) of Regulation D;

(b)	“Affiliate” has the meaning ascribed to such term in the Business Corporations Act (British Columbia), as in effect on the date of this Agreement;

(c)	“Agreement” means this subscription agreement (including the schedules hereto) and any instrument amending this Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Agreement and not to a particular section or clause; and the expression “section” or “clause” followed by a number or letter means and refers to the specified section or clause of this Agreement;

(d)	“Applicable Securities Laws” means the securities legislation and regulation of, and the instruments, policies, rules, orders, and notices of, the applicable securities regulatory authority or authorities of the applicable jurisdiction or jurisdictions as the case may be and all rules and policies of the CSE;

(e)	“Associate” has the meaning ascribed to such term in the Securities Act (British Columbia), as in effect on the date of this Agreement;

(f)	“Board” means the board of directors of the Corporation;

(g)	“Business” means the current business and operations of the Corporation as described in the Public Record and the anticipated exploration, development and mining operations of the Corporation;

(h)	“Business Day” means a day other than a Saturday, Sunday or a holiday on which principal chartered banks located in Vancouver, British Columbia or Toronto, Ontario are not open for business;

(i)	“Closing” means the closing of the transactions contemplated by this Agreement;

(j)	“Closing Date” means the date or dates of completion of the sale of Units under the Offering as may be determined by the Corporation;

(k)	“Contract” means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument, arrangement, understanding or other commitment, whether written or oral;

(l)	“CSE” means the Canadian Securities Exchange;

(m)	“Current Financing” means the private placement offering by the Corporation of up to 25,000,000 Units for gross proceeds of $2,500,000 (inclusive of the Offering), which may close in one or more tranches;

(n)	“Disclosed Principal” means a purchaser that is purchasing the Units through an agent or trustee for beneficial principal(s);

(o)	“Disclosure Schedule” means the disclosure schedule of the Corporation attached as Schedule D hereto;

(p)	“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse interest, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege, other third party interest or any Contract to create any of the foregoing;

(q)	“Environmental Laws” means all applicable Laws relating to the protection of the environment, natural resources, human health and safety, Hazardous Substances, the assessment of environmental and social impacts or the rehabilitation, reclamation and closure of lands used in connection with the Business;

(r)	“Equity Financing” has the meaning set out on page 12 of this Agreement;

(s)	“Equity Financing Notice” has the meaning set out on page 13 of this Agreement;

(t)	“Equity Securities” has the meaning set out on page 12 of this Agreement;

(u)	“Financial Statements” means the audited consolidated financial statements of the Corporation for the year ended July 31, 2017 and the unaudited condensed consolidated financial statements of the Corporation for the fiscal quarter ended April 30, 2018;

(v)	“Funds” has the meaning set out on the face page of this Agreement;

(w)	“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and the CSE;

(x)	“Hazardous Substances” means any substance, material or waste that is defined, regulated, listed or prohibited by Environmental Laws, including pollutants, contaminants, chemicals, deleterious substances, dangerous goods, hazardous or industrial toxic wastes or substances, tailings, wasterock, radioactive materials, flammable substances, explosives, petroleum and petroleum products, polychlorinated biphenyls, chlorinated solvents and asbestos;

(y)	“International Jurisdiction” means the jurisdiction in which the Subscriber resides, if such jurisdiction is outside of Canada or the United States;

(z)	“Laws” means any and all federal, provincial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(aa)	“Material Adverse Effect” means an effect that is material and adverse to the Business, affairs, capital, operations, properties, assets, liabilities (contingent or otherwise) or condition (financial or otherwise) of the Corporation and its Subsidiary, on a consolidated basis;

(bb)	“Mineral Rights” has the meaning set out in section 10(u)(i) of this Agreement;

(cc)	“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

(dd)	“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

(ee)	“Offering” means the private placement offering of 17,500,000 Units for gross proceeds of $1,750,000 to the Subscriber pursuant to this Agreement;

(ff)	“Offer Rejection Date” means the date any of the events described in subsection 16(b)(i) or (ii) or subsection 16(d)(i) or (ii) occurs;

(gg)	“Outstanding Equity Securities” means the number of the Shares issued and outstanding at a particular time on a fully diluted basis;

(hh)	“Parties” means, collectively, the Subscriber and the Corporation and “Party” means any one of them, as the context requires;

(ii)	“Percentage Equity Ownership Interest” has the meaning set out in section 13(f);

(jj)	“Permit” means any permit, lease, licence, claim, certificate, order, grant, approval, consent, registration, closure plan or other authorization of or from any Governmental Entity and includes any permit necessary to explore for, exploit, develop, mine, produce or refine minerals;

(kk)	“Post Closing Options” has the meaning set out in section 13(b);

(ll)	“Public Record” refers to all public information which has been filed by the Corporation pursuant to Applicable Securities Laws;

(mm)	“Project” means the Corporation’s Idaho-Maryland project located in Grass Valley, California;

(nn)	“Regulation D” means Regulation D promulgated under the U.S. Securities Act;

(oo)	“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

(pp)	“Reporting Jurisdictions” means, collectively, British Columbia, Alberta and Ontario;

(qq)	“SEC” means the United States Securities and Exchange Commission;

(rr)	“Securities” means collectively, the Units, Unit Shares, Warrants and Warrant Shares;

(ss)	“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Reporting Jurisdictions;

(tt)	“Shareholders” means holders of Shares;

(uu)	“Shares” means the shares of common stock of the Corporation;

(vv)	“Subscriber” means the subscriber for Units as set out on page 1 of this Agreement and includes Yamana and, as applicable, the Disclosed Principal unless the context otherwise requires;

(ww)	“Subsidiary” means Rise Grass Valley Inc.;

(xx)	“Tax” or “Taxes” means any federal, provincial, territorial, state or local income, goods and services, value added, corporation, land transfer, licence, payroll, excise, sales, use, capital, withholding, mining or other tax, levy, duty, royalty, assessment, reassessment or other charge of any kind whatsoever, whether direct or indirect, including any interest or penalty on any of the foregoing, whether disputed or not, and for greater certainty includes pension plan premiums and employment insurance premiums;

(yy)	“Tax Act” means the Income Tax Act (Canada);

(zz)	“Tax Return” means any return, report, declaration, designation, election, notice, filing, form, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax;

(aaa)	“Technical Report” means the technical report prepared by Greg Kulla, PGeo., of Amec Foster Wheeler Americas Limited, in accordance with NI 43-101 entitled “Technical Report on the Idaho-Maryland Project, Grass Valley, California, USA” dated effective June 1, 2017;

(bbb)	“Term Sheet” means the term sheet dated October 16, 2018, entered into by the Corporation and the Subscriber with respect to the Offering;

(ccc)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(ddd)	“Units” has the meaning set out on the face page of this Agreement;

(eee)	“Unit Shares” means the Shares comprising part of the Units;

(fff)	“U.S. Person” means a “U.S. person” as that term is defined in Regulation S;

(ggg)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(hhh)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(iii)	“Warrants” means the share purchase warrants of the Corporation comprising part of the Units, each of which entitles the holder thereof to acquire one Warrant Share at an exercise price of $0.13 per Share until the date which is two years from the Closing Date;

(jjj)	“Warrant Shares” means the Shares issuable upon due exercise of the Warrants; and

(kkk)	“Yamana” means Yamana Gold Inc.

Section 2. Delivery of Documents and Funds

The Subscriber hereby delivers to the Corporation:

(a)	A completed and executed copy of this Agreement;

(b)	A completed and executed Investor Exemptions Certificate in the form attached hereto as Schedule “A” (including any applicable forms), and in the case of a subscription for the Units by the Subscriber acting as trustee or agent, an Investor Exemptions Certificate in the form attached hereto as Schedule “A” for each trust, beneficial purchaser and/or principal for which the Subscriber is acting as trustee or agent;

(c)	A completed and executed U.S. Accredited Investor Certificate in the form attached hereto as Schedule “B”, and in the case of a subscription for the Unit Shares by the Subscriber acting as trustee or agent, a U.S. Accredited Investor Certificate in the form attached hereto as Schedule “B” for each trust, beneficial purchaser and/or principal for which the Subscriber is acting as trustee or agent;

(d)	A completed and executed Selling Stockholder Notice and Questionnaire in the form attached hereto as Exhibit 1 to Schedule “D”, if applicable; and

(e)	A certified cheque, bank draft or money order for the Funds made payable to the Corporation or evidence of a wire transfer sent to the bank account designated by the Corporation as set out in Schedule “C”.

Section 3. Closing

The Closing will take place once the subscription is received by the Corporation, subject to the approval by the Corporation of the subscription. As soon as practicable after the Closing, the Corporation will deliver to the Subscriber certificates representing the Unit Shares and the Warrants subscribed for hereunder registered in the name of the Subscriber or as directed on page 1 of this Agreement.

Section 4. Acknowledgements of the Subscriber

The Subscriber acknowledges and agrees with the Corporation that:

(a)	This subscription is subject to rejection or allotment by the Corporation in whole or in part;

(b)	The Corporation may complete additional financings in the future which may have a dilutive effect on existing stockholders at such time, including the Subscriber, subject to the additional purchase rights granted to the Subscriber herein;

(c)	No agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor has any such agency, governmental authority, regulatory body, stock exchange or other entity made any recommendation or endorsement with respect to, the Securities;

(d)	The sale and delivery of the Units is conditional upon such sale being exempt from the registration and prospectus filing requirements in connection with the distribution of the Units under Applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(e)	The Securities are subject to resale restrictions under Applicable Securities Laws and the Subscriber will comply with all applicable Laws concerning any resale of the Securities and the Subscriber will consult with its legal advisors with respect to complying with any restrictions applying to such resale;

(f)	None of the Securities have been registered under the U.S. Securities Act or the Applicable Securities Laws of any State in the United States, and the Subscriber may not offer, sell or otherwise transfer the Securities, directly or indirectly, within the United States or to, or for the account or benefit of, a U.S. Person, unless (i) the offer and sale of the Securities is registered under the U.S. Securities Act and the Applicable Securities Laws of all applicable States or (ii) an exemption from such registration requirements is available and the Subscriber, prior to such sale or transfer, has furnished to the Corporation an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, or other certifications reasonably satisfactory to the Corporation, to that effect;

(g)	Hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with Applicable Securities Laws;

(h)	The Units are being offered for sale on a “private placement” basis;

(i)	A finder’s fee or commission, payable in Warrants, will be paid to Southern Arc Minerals Inc. who introduced the Subscriber to the Offering. Additionally, finder’s fees or commissions, payable in cash or securities of the Corporation, may be paid to eligible individuals or entities who introduce investors who participate in the balance of the Current Offering. All finder’s fees or commissions are subject to compliance with CSE policies and Applicable Securities Laws;

(j)	The Units subscribed for by the Subscriber form part of a larger offering of Units being made by the Corporation (the “Current Financing”), of up to 25,000,000 Units for gross proceeds of up to $2,500,000, with closings to occur, subject to regulatory approval, in one or multiple tranches;

(k)	The Subscriber is solely responsible for obtaining such tax and legal advice from its own advisors as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein);

(l)	The Subscriber understands and agrees that there may be material tax consequences as a result of acquiring, holding or disposing of the Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences under United States, Canadian, state, provincial, local or foreign tax Law as a result of the Subscriber acquiring, holding or disposing of the Securities, and the Subscriber acknowledges that it is solely its responsibility for determining the tax consequences of an investment in the Units;

(m)	In accepting this Agreement, the Corporation is relying upon the representations, warranties, covenants and acknowledgements of the Subscriber set out herein including, without limitation, in connection with determining the eligibility of the Subscriber to purchase the Units under Applicable Securities Laws. The Subscriber hereby agrees to notify the Corporation immediately of any change in any representation, warranty, covenant, acknowledgement or other information relating to the Subscriber contained in this Agreement that takes place prior to the Closing;

(n)	The Subscriber consents to the Corporation making a notation on its records or giving instructions to any registrar or transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Agreement, and the Corporation will refuse to register any transfer of the Securities not made in accordance with Regulation S, pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements of the U.S. Securities Act and in accordance with Applicable Securities Laws of the applicable state;

(o)	The Subscriber is solely responsible for all costs relating to lost Unit Share, Warrant or Warrant Share certificates issued with respect to this Agreement delivered to the address for delivery noted on page 1 hereof, and all costs relating to any future permitted removal of any legends affixed to Unit Share, Warrant and Warrant Share certificates issued pursuant to this Agreement;

(p)	The Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus under Applicable Securities Laws and, as a consequence of acquiring the Units pursuant to this exemption, certain protections, rights and remedies provided by such Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(q)	No person has made to the Subscriber any written or oral representations:

(i)	That any person will resell or repurchase the Unit Shares, Warrants or Warrant Shares;

(ii)	That any person will refund the purchase price of the Units; or

(iii)	As to the future price or value of any of the Unit Shares, Warrants or Warrant Shares; and

(r)	Upon the issuance thereof, and until such time as the same is no longer required under Applicable Securities Laws, any certificates representing the Unit Shares and Warrants (and the Warrant Shares, if applicable), and all securities issued in exchange therefor or in substitution thereof, will bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

Section 5. Conditions of Closing

(a)	The Subscriber acknowledges and agrees that, as the sale of the Units will not be registered or qualified by a prospectus, such sale is subject to the condition that the Subscriber sign and return to the Corporation before the Closing this Agreement and all other documents required to be completed and signed in accordance therewith.

(b)	If the purchase of the Units pursuant to the provisions of this Agreement does not occur, the Corporation will immediately return this Agreement to the Subscriber, together with any payment that has been made in respect of the Units without interest thereon (and in any event on or before October 18, 2018) and the obligations of the parties hereto will thereupon terminate.

Section 6. Representations, Warranties and Covenants of the Subscriber

The Subscriber represents and warrants to, and covenants with the Corporation that:

(a)	The Subscriber is resident in the jurisdiction set out on page 1 of this Agreement;

(b)	Either:

(i)	The Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities; or

(ii)	If the Subscriber is acting as agent or trustee for one or more beneficial purchasers, each beneficial purchaser is purchasing as principal for its own account for investment purposes only and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units, and each beneficial purchaser complies with the applicable clause of paragraph (c) below as is applicable to it by virtue of its jurisdiction of residence;

(c)	The Subscriber will only offer, sell or otherwise transfer the Securities pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements imposed by the U.S. Securities Act and in compliance with state Applicable Securities Laws (and, in each case where there is no effective registration statement, only if an opinion of counsel of recognized standing reasonably satisfactory to the Corporation or other certifications reasonably satisfactory to the Corporation, have been provided to the Corporation to that effect);

(d)	The Subscriber acknowledges and agrees that the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or is made in compliance with the exemption from registration provided by Rule 144 promulgated under the U.S. Securities Act;

(e)	The Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities or any part thereof, or any interest therein, and has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(f)	The Subscriber is a U.S. Subscriber and:

(i)	The Subscriber is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Certificate in the form attached hereto as Schedule “B”;

(ii)	The Subscriber acknowledges that it is acquiring the Securities as an investment for its own account or for the account of a U.S. Accredited investor for which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Securities in violation of U.S. federal or state Applicable Securities Laws;

(iii)	The Subscriber acknowledges that it will be required to confirm its status as a U.S. Accredited Investor and make representations similar to those contained in this paragraph (f) at the time of exercise of any Warrants;

(iv)	The Subscriber understands and acknowledges that the Securities have not been registered under the U.S. Securities Act or any state securities laws and that the sale of the Units contemplated hereby is being made to a limited number of U.S. Accredited Investors in transactions not requiring registration under the U.S. Securities Act; accordingly the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act;

(v)	The Subscriber acknowledges that the Corporation has not registered the offer and sale to the Subscriber of the Securities under the U.S. Securities Act and until a registration statement registering resales of the Unit Shares and Warrant Shares becomes effective, as contemplated by the registration rights granted by the Corporation pursuant to Schedule “D”, the Subscriber acknowledges that there are substantial restrictions on the transferability of, and that it may not readily be possible for the Subscriber to liquidate its investment in, the Unit Shares or the Warrant Shares; and

(vi)	The Subscriber acknowledges and confirms that the purchase of the Units has not been made through or as a result of any general solicitation or general advertising (as such terms are defined in Rule 502(c) of Regulation D);

(g)	The Subscriber has completed, executed and delivered to the Corporation the Investor Exemptions Certificate in the form attached hereto as Schedule “A”, together with all applicable exhibits thereto;

(h)	The Subscriber has not been created and is not being used primarily to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of Applicable Securities Laws or other applicable Laws;

(i)	If the Subscriber is an individual, the Subscriber has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto and if the Subscriber is not an individual, this Agreement has been authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the undersigned and if the Subscriber is a corporation, it has been duly incorporated and validly exists under the Laws of its jurisdiction of incorporation or continuance and this Agreement has been duly authorized by all necessary corporate action and constitutes a legal and binding agreement of the corporation;

(j)	The Subscriber is capable of assessing and evaluating the risks and merits of this investment as a result of the Subscriber’s financial, investment or business experience or as a result of advice received from a registered person other than the Corporation or an Affiliate thereof, and the Subscriber is able to bear the economic loss of its investment;

(k)	This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber except that the enforceability of this Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar Laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will not violate or conflict with the terms of any restriction, agreement or undertaking to which the Subscriber is a party;

(l)	No prospectus or offering memorandum within the meaning of Applicable Securities Laws has been delivered to or summarized for or seen by the Subscriber in connection with the Offering and the Subscriber is not aware of any prospectus or offering memorandum having been prepared by the Corporation;

(m)	The Subscriber has no intention to, and will not, distribute (either directly or indirectly), any of the Securities in the United States, except in compliance with the U.S. Securities Act and the Applicable Securities Laws of all applicable states of the United States or if an exemption from such requirements is available;

(n)	The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any Law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound or the termination of any such agreement;

(o)	The Subscriber will execute and deliver within the approved time periods, all documentation as may be required by the Applicable Securities Laws or other applicable Laws to permit the purchase and sale of the Units on terms herein set forth;

(p)	If required by Applicable Securities Laws or other applicable Laws the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issuance of the Units as may be required;

(q)	In the case of the purchase of Units by the Subscriber as trustee or agent, the Subscriber has due and proper authority to act as trustee or agent for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby. The Subscriber is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such purchase on behalf of such beneficial purchaser and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such beneficial purchaser, and the representations and warranties contained in this Agreement are being made on behalf of such beneficial purchaser;

(r)	The Corporation has provided the Subscriber with the opportunity to ask questions and seek answers concerning this Agreement and the Subscriber has had access to all information concerning the Corporation as it has considered necessary in connection with its decision to purchase the Units. The Subscriber further represents and warrants that the Subscriber has received satisfactory information concerning the business and financial condition of the Corporation in response to all inquiries in respect thereof;

(s)	The Corporation’s legal counsel is acting solely for the Corporation in connection with the Offering, the Subscriber may not rely upon such counsel in any respect and the Subscriber has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription;

(t)	To the best of the Subscriber’s knowledge none of the Funds (i) have been or will be derived from or related to any activity that is deemed criminal under the Laws the United States of America or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber will promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and will provide the Corporation with appropriate information in connection therewith; and

(u)	The Subscriber has read and understands the contents of this Agreement and agrees to be legally bound hereby.

Section 7. Reliance Upon Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges that the representations, warranties, covenants and acknowledgements contained in this Agreement are made by the Subscriber with the intent that they may be relied upon by the Corporation and its legal counsel. The Subscriber covenants with the Corporation that such representations, warranties, covenants and acknowledgements will be true at the time of execution of this Agreement and at the Closing, and will continue in full force and effect and be binding upon the Subscriber notwithstanding any subsequent disposition of the Shares, the Warrants or the Warrant Shares. The Corporation acknowledges that the representations, warranties, covenants and acknowledgements contained in this Agreement are made by the Corporation with the intent that they may be relied upon by the Subscriber and its legal counsel. The Corporation covenants with the Subscriber that such representations, warranties, covenants and acknowledgements will be true at the time of execution of this Agreement and at the Closing.

Section 8. Indemnities

(a)	The Subscriber agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisors and legal counsel, and their respective Associates and Affiliates, from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant, acknowledgement or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

(b)	The Corporation agrees to indemnify and hold harmless the Subscriber and its directors, officers, employees, agents, advisors and legal counsel, and their respective Associates and Affiliates, from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Corporation contained herein or in any document furnished by the Corporation to the Subscriber in connection herewith being untrue in any material respect or any breach or failure by the Corporation to comply with any covenant, acknowledgement or agreement made by the Corporation herein or in any document furnished by the Corporation to the Subscriber in connection herewith.

Section 9. Collection of Personal Information

The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber agrees that such personal information may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, (c) Canadian and U.S. tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and (e) any of the other parties involved in the Offering, including the Corporation’s legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information and to the retention of such personal information for as long as permitted or required by Law or business practice. Notwithstanding that the Subscriber may be purchasing the Units as trustee or agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

Section 10. Representations and Warranties of the Corporation

The Corporation represents and warrants to the Subscriber that, and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in connection with the purchase of the Units by the Subscriber hereunder:

(a)	Organization. Each of the Corporation and the Subsidiary is a valid and subsisting corporation duly incorporated and in good standing under the Laws of the respective jurisdiction in which it is incorporated. Each of the Corporation and the Subsidiary is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the Laws of those jurisdictions and has all requisite corporate capacity and power to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own its properties and assets and conduct its business as described in the Public Record.

(b)	Compliance with Laws. Except where non-compliance does not have and would not reasonably be expected to have a Material Adverse Effect, each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance with all applicable Laws of each jurisdiction in which it carries on business and neither the Corporation nor the Subsidiary has received any notice of any alleged violation of any such Laws. The Corporation is not aware of any Law, or proposed Law published by a legislative body, which it anticipates will adversely affect the Business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation on a consolidated basis.

(c)	Authorization. The Corporation has or will have prior to the Closing Date the requisite corporate power and capacity to complete the Offering, to enter into this Agreement and to perform its obligations hereunder, including the issue and sale of the Units. This Agreement has been or will be prior to the Closing Date duly authorized, executed and delivered by the Corporation and is or will be prior to the Closing Date a valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject to the qualification that equitable remedies may be granted in the discretion of a court of competent jurisdiction.

(d)	No Violation. The execution and delivery of this Agreement and the issue and sale of the Units by the Corporation do not and will not conflict with, and do not and will not result in a breach of, any of the terms of the Corporation’s constating documents or any agreement or instrument to which either the Corporation or the Subsidiary is a party.

(e)	The Corporation has complied and will comply fully with the requirements of all corporate and Applicable Securities Laws in all matters relating to the Offering, including the issue and sale of the Units.

(f)	Capitalization. The authorized capital stock of the Corporation consists of 400,000,000 shares of common stock with a par value of US$0.001. The Disclosure Schedule sets forth the issued and outstanding capital of the Corporation as at the date set out in the Disclosure Schedule. All of the issued and outstanding Shares are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with applicable Laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Corporation any Shares or other security of the Corporation or any Convertible Securities. Except as set forth in the Disclosure Schedule no other securities of the Corporation are issued and outstanding other than the Shares referred to in this section 10(f).

(g)	Issuance of Units. The Units have been or will be prior to the Closing Date duly created and authorized for issuance and, upon receipt by the Corporation of the Funds in full, will be validly issued.

(h)	Issuance of Unit Shares. The Unit Shares have been or will be prior to the Closing Date duly authorized for issuance and, when issued and delivered by the Corporation will be validly issued as fully paid and non-assessable shares in the capital stock of the Corporation, free and clear of any and all Encumbrances.

(i)	Issuance of Warrants. The Warrants have been or will be prior to the Closing Date duly created and authorized for issuance and, when issued and delivered by the Corporation will be validly issued.

(j)	Issuance of Warrants Shares. The Warrant Shares have been or will be prior to the Closing Date duly reserved and authorized for issuance and, upon receipt by the Corporation of the exercise price therefor in full, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation, free and clear of any and all Encumbrances.

(k)	No General Solicitation. Neither the Corporation nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502(c) of Regulation D) in the United States with respect to offers or sales of the Units.

(l)	Litigation. Except as may be disclosed in the Public Record, neither the Corporation nor the Subsidiary is a party to any actions, suits or proceedings which could materially affect the business or financial condition of the Corporation and, to the best of the Corporation’s knowledge, no such actions, suits or proceedings are contemplated or have been threatened. There are no judgments against the Corporation or the Subsidiary which are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation or the Subsidiary is subject.

(m)	No Insolvency Proceedings. Neither the Corporation nor the Subsidiary has: (i) committed an act of bankruptcy and neither is insolvent; (ii) proposed a compromise or arrangement to its creditors generally; (iii) to the Corporation’s knowledge, had a petition or a receiving order in bankruptcy filed against it; (iv) made a voluntary assignment in bankruptcy; (v) taken any proceedings with respect to a compromise or arrangement; (vi) taken any proceedings to have itself declared bankrupt or wound-up; (vii) taken any proceedings to have a receiver appointed for any of its property; and (viii) had any execution or distress become enforceable or become levied upon any of its property.

(n)	Voting and Registration Rights. Other than as contemplated herein, neither the Corporation nor, to the knowledge of the Corporation, any of its shareholders, is a party to any shareholders agreement, pooling agreement, voting trust or other similar type of arrangement in respect of outstanding securities of the Corporation. Other than as set out in the Disclosure Schedule and as contemplated herein, there are no persons with registration rights or other similar rights granted by the Corporation to have any securities of the Corporation registered or qualified for distribution pursuant to any Applicable Securities Laws.

(o)	Regulatory Matters.

(i)	The Corporation is a “reporting issuer” under the Applicable Securities Laws of each of the Reporting Jurisdictions and is not noted as being in default on the list of reporting issuers maintained under the Applicable Securities Laws of each of the Reporting Jurisdictions, and in particular, without limiting the foregoing, the Corporation is in material compliance with its disclosure obligations under the Applicable Securities Laws and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed with the Securities Regulators. The Corporation has not taken any action to cease to be a reporting issuer in any jurisdiction in which it is a reporting issuer, and has not received any notification from a Securities Regulator or the SEC seeking to revoke the reporting issuer status of the Corporation. The Corporation is current in filing all reports required to be filed by it pursuant to Section 13(a) or Section 15(d) of the U.S. Exchange Act.

(ii)	Except as disclosed in the Disclosure Schedule, as of their respective filing dates, each of the documents comprising the Public Record complied in all material respects with the requirements of Applicable Securities Laws. None of the documents comprising the Public Record contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Corporation has not filed any confidential material change report or other confidential report with any Securities Regulators, the SEC or other Governmental Entity which at the date hereof remains confidential.

(iii)	The Technical Report complies in all material respects with the provisions of NI 43-101.

(p)	Listing of Shares. The Shares are listed and posted for trading on the CSE and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the issuance of such securities or the trading of any of the Corporation’s issued Shares has been issued and no (formal or informal) proceedings for such purpose have been threatened or, to the knowledge of the Corporation, are pending. The Corporation has not taken any action which would reasonably be expected to result in the delisting or suspension of the Shares on or from the CSE.

(q)	Financial Statements. The Financial Statements comply as to form in all material respects with Applicable Securities Laws. The Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States and present fairly, in all material respects, the financial condition of the Corporation, on a consolidated basis, as at the dates thereof and for the periods then ended. The Corporation does not intend to correct or restate, nor, to the knowledge of the Corporation, is there any basis for any correction or restatement of, any aspect of the Financial Statements.

(r)	No Liabilities. The Corporation, on a consolidated basis, does not have any liabilities, direct or indirect, contingent or otherwise, not disclosed in the Public Record which materially adversely affects the Corporation on a consolidated basis or would reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), capital, property, assets, operations or Business of the Corporation on a consolidated basis. Without limiting the generality of the foregoing, the Corporation on a consolidated basis does not have any material obligation or liability except as disclosed in the Public Record or those arising in the ordinary course of business, none of which is materially adverse to the Corporation.

(s)	No Material Changes. Except as disclosed in the Public Record, since April 30, 2018, no change has occurred in any of the assets, business, financial condition or results of operations of the Corporation on a consolidated basis which, individually or in the aggregate, has had, will have or could reasonably be expected to have a Material Adverse Effect on the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects of the Corporation, or on the price or value of the Shares.

(t)	Permits. The Corporation and the Subsidiary have obtained all permits, certificates, licenses, approvals, consents and other authorizations (collectively, the “Permits”) issued by the appropriate Governmental Authority necessary to carry on the Business of the Corporation as it is currently conducted and the Corporation expects any additional Permits that are required to carry out its planned business activities, including without limitation the re-commencement of exploration activities at the Project, to be obtained, except where the failure to possess or obtain such Permits would not reasonably be expected to have a Material Adverse Effect. The Corporation and the Subsidiary are in compliance with the terms and conditions of all such Permits currently held except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

(u)	Mineral Rights.

(i)	The Technical Report and the Public Record describe all mineral interests, mining concessions, mining tenements or other mineral rights owned by or subject to any license, option or similar agreement in favour of the Corporation that are material to the Business (the “Mineral Rights”). The Corporation does not hold, license or have any other material interest in any mineral interests, mining concessions, mining tenements or other mineral rights other than the Mineral Rights.

(ii)	The Mineral Rights have been properly located and recorded in compliance with applicable Laws and are comprised of valid and subsisting mineral claims.

(iii)	The Corporation is the registered and beneficial owner of the Mineral Rights with good and marketable title thereto, free and clear of any title defect or Encumbrance.

(iv)	The Mineral Rights constitute all of the right, title and interest necessary or appropriate to authorize and enable the Corporation to carry on the Business.

(v)	The Corporation has the exclusive right to deal with the Mineral Rights, and there are no restrictions on the ability of the Corporation to use, transfer or exploit the Mineral Rights except pursuant to applicable Laws.

(vi)	No person other than the Corporation has any interest in the production or profits to be obtained in the future from the Mineral Rights or any royalty in respect thereof or any right to acquire any such interest.

(vii)	There are no farm-in or earn-in rights, rights of first refusal or similar rights or provisions which could materially affect the Mineral Rights.

(viii)	The Corporation has not received any notice, whether written or oral, from any Governmental Entity or any person with jurisdiction or applicable authority of any revocation or intention to revoke the interest of the Corporation in any Mineral Right.

(ix)	The Mineral Rights are in good standing under applicable Law; all work required to be performed thereon has been performed and all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred and all filings in respect thereof have been made.

(x)	All exploration activities in respect of the Mineral Rights have been conducted in all material respects in accordance with good mining and engineering practices and all material workers’ compensation and health and safety regulations have been complied with.

(xi)	There are no adverse claims, actions, suits or proceedings that have been commenced, and to the knowledge of the Corporation none are pending or threatened and there are no state of facts or events that may give rise thereto or which could affect the title to or right to explore or develop the Mineral Rights which involves the possibility of any judgment or liability affecting the Mineral Rights.

(v)	Expropriation. No asset of the Corporation and none of the Mineral Rights have been taken or expropriated by any Governmental Entity or person, nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Corporation, is there any intent or proposal to give any such notice or commence any such proceeding.

(w)	No Options, etc. Other than as disclosed in the Public Record, no person has any contract (including an option) or any right or privilege capable of becoming same for the purchase from the Corporation of any of its material assets (including without limitation the Mineral Rights).

(x)	Environmental.

(i)	To the knowledge of the Corporation, the Business, and the Mineral Rights and all operations thereon have been and are in material compliance with Environmental Laws.

(ii)	The Corporation has not used or permitted to be used, except in compliance with all Environmental Laws, any property of the Corporation to release, generate, manufacture, process, distribute, use, treat, store, transport or handle any Hazardous Substance.

(iii)	None of the Corporation, the Business nor the Mineral Rights is subject to any pending, nor, to the knowledge of the Corporation, any threatened:

(A)	claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive which relates to environmental, Hazardous Substances, human health or safety matters, and which may require or result in any work, repairs, rehabilitation, reclamation, remediation, construction, obligations, liabilities or expenditures (and there is no basis for such a claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive); or

(B)	allegation, demand, direction, order, notice or prosecution with respect to any Environmental Law applicable thereto including any Laws respecting the use, storage, treatment, transportation, rehabilitation, reclamation, remediation or disposition of any Hazardous Substance (including without limitation tailings, waste rock, sediment from erosion, wastewater and surface water run-off) from the Business or the Mineral Rights and the Corporation has not settled any allegation of non-compliance with Environmental Laws prior to prosecution.

(iv)	To the knowledge of the Corporation, there are no pending or proposed changes to Environmental Laws that would render illegal or materially restrict, the Business.

(y)	Taxes. Except as disclosed in the Disclosure Schedule, all Taxes due and payable by the Corporation and the Subsidiary, have been paid except where the failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect in respect of the Corporation on a consolidated basis. All Tax Returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings did not contain a misrepresentation as at the respective dates thereof except where the failure to file such documents or such misrepresentation would not reasonably be expected to have a Material Adverse Effect in respect of the Corporation on a consolidated basis. To the knowledge of the Corporation, no examination of any Tax Return of the Corporation or the Subsidiary is currently in progress and there are no issues or disputes outstanding with or threatened by any governmental authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiary.

(z)	Investment Corporation. The Corporation is not, and at the time of Closing will not be, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended, and is not registered or required to be registered under such act.

(aa)	Foreign Corrupt Practices. None of the Corporation nor, to the knowledge of the Corporation, any director, officer, agent, employee or other person acting on behalf of the Corporation, in the course of its actions for, or on behalf of, the Corporation (i) used, or authorized the use of, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made, or authorized the making of, any direct or indirect unlawful payments to any Canadian, United States or foreign government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Canadian Corruption of Foreign Public Officials Act, the United States Foreign Corrupt Practices Act or any similar act under any Laws that the Corporation is subject to; or (iv) made, or authorized the making of, any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(bb)	Insurance. The assets of the Corporation, and its Business are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Corporation has not breached the terms of any policies in respect thereof nor failed to promptly give any notice or present any material claim thereunder. There are no claims by the Corporation or the Subsidiary under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause. The Corporation does not have any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such insurance coverage expires or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its Business as now conducted and at a cost that would not result in a Material Adverse Effect.

(cc)	No Misrepresentation. All information which has been prepared by the Corporation relating to the Corporation and its Business, properties and liabilities and either publicly disclosed or provided to the Subscriber, including all financial, marketing, sales and operational information provided to the Subscriber and all documents in the Public Record is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading.

(dd)	Full Disclosure. To the knowledge of the Corporation, there is no matter, thing, information, fact, data or interpretation thereof relating to the Corporation, the Business or any of its property and assets which could reasonably be expected to have a significant effect on the price or value of the Shares which has not been disclosed to the Subscriber.

Section 11. Covenants of the Corporation

The Corporation hereby covenants to the Subscriber, and acknowledges that the Subscriber is relying on such covenants in connection with the purchase of the Units, that the Corporation (including its successors and assigns if applicable) will:

(a)	within the required time, file with any applicable securities agency or commission, any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

(b)	use the net proceeds of the Offering only as set forth in the Term Sheet;

(c)	ensure that at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares are allotted and reserved for issuance upon the due exercise of the Warrants in accordance with their terms;

(d)	ensure that the Warrant Shares issuable upon the due exercise of the Warrants in accordance with their terms, shall be duly issued as fully paid and non-assessable Shares of the Corporation on payment of the exercise price therefor;

(e)	use its commercially reasonable efforts to maintain its status as a “reporting issuer” in, not in default of any requirement of the Applicable Securities Laws of, the Reporting Jurisdictions and to maintain its status as a reporting issuer under the U.S. Exchange Act that is current in its reporting obligations thereunder, in each case until the date that is two years following the Closing Date, other than in circumstances where the Corporation completes a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or similar transaction whereby the Corporation completes a business combination with another public corporation;

(f)	not take any action which would reasonably be expected to result in the delisting or suspension of the Shares on or from any securities exchange, market or trading or quotation facility on which the Shares are now or are then listed or quoted and the Corporation shall comply with the rules and regulations thereof for a period of two years following the Closing Date, provided that this covenant shall not prevent the Corporation from completing any transaction which would result in the Corporation ceasing to be listed so long as the holders of Shares receive securities of an entity which is listed on a stock exchange in Canada or the holders of the Shares have approved the transaction; and

(g)	for a period of at least two years after the Closing Date (other than in circumstances where the Corporation completes a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or similar transaction whereby the Corporation completes a business combination with another public corporation), use its commercially reasonable efforts to remain a corporation validly subsisting under the Laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable Laws, rules and regulations of each such jurisdiction.

Section 12. Registration Rights

The Corporation hereby grants to the Subscriber the registration rights with respect to the Shares as described in Schedule “D” attached hereto and incorporated herein by reference. In the event of a conflict between such Schedule “D” and this Agreement, the contents of Schedule “D” shall prevail.

Section 13. Additional Purchase Rights

(a)	The following Sections 13 to 17 inclusive shall survive Closing and shall not merge on Closing and shall be in full force and effect in accordance with their respective terms.

(b)	Subject to compliance with Applicable Securities Laws and, if required, the acceptance of the CSE, the Corporation hereby grants the Subscriber the following rights in respect of any future private or public equity financing (each an “Equity Financing”) of Shares or securities convertible into Shares (collectively, the “Equity Securities”) undertaken by the Corporation subsequent to closing of the Current Financing and provided the Subscriber’s Percentage Equity Ownership Interest equals or exceeds 5% or more of the outstanding Shares of the Corporation:

(i)	the right (but not the obligation) to participate, on a pro rata basis, in any future Equity Financing of Equity Securities undertaken by the Corporation to the extent required to allow the Subscriber to maintain the same Percentage Equity Ownership Interest in the Corporation that it possessed immediately prior to closing of the Equity Financing such that the Subscriber does not suffer any equity dilution; and

(ii)	the right (but not the obligation) to participate in any future Equity Financing of Equity Securities undertaken by the Corporation to the extent required to allow the Subscriber to increase its Percentage Equity Ownership Interest in the Corporation to a maximum of 19.9% of the issued and outstanding Shares immediately following the closing of such Equity Financing (assuming the conversion, exchange or exercise of all Convertible Securities then beneficially owned or held by the Subscriber).

For greater certainty, “Equity Financing” does not include any issuances of (i) options granted pursuant to the Corporation’s stock option plan after the Closing Date (“Post Closing Options”), (ii) Shares issued upon the exercise of currently outstanding options; (iii) Shares issued upon the exercise of Post-Closing Options or (iv) Shares issued upon the exercise of share purchase warrants.

(c)	The Corporation shall deliver a notice to the Subscriber in writing as soon as possible prior to the public announcement of the Equity Financing, but in any event at least seven Business Days prior to the proposed closing date of the Equity Financing and provide the Subscriber with all the terms and conditions of such Equity Financing known to the Corporation, including any term sheet or equivalent document to be utilized by the Corporation as part of the Equity Financing. The Corporation shall deliver any and all updates, revisions and restatements of any such term sheet or equivalent document as soon as the same has been finalized.

(d)	If the Subscriber wishes to exercise its rights to participate in an Equity Financing pursuant to Subsections (b)(i) or (ii) above to either maintain its then current Percentage Equity Ownership Interest in the Corporation or increase its Percentage Equity Ownership Interest in the Corporation to 19.9%, then the Subscriber shall provide the Corporation with written notice (the “Equity Financing Notice”) of its desire to participate in the Equity Financing and the number of Equity Securities it wishes to purchase within seven Business Days of the Subscriber’s receipt of the notice of the Equity Financing, failing which the Subscriber shall be deemed to have elected not to exercise its rights granted under this Subsection, but only for that one particular Equity Financing, it being understood and agreed that any such election not to exercise rights granted under this Subsection shall not be in derogation of rights of the Subscriber with respect to any future Equity Financing.

(e)	If the Subscriber delivers the Equity Financing Notice as prescribed under this Subsection, then the Corporation and the Subscriber shall complete the subscription for the additional Equity Securities that are the subject of the Equity Financing Notice concurrently with the completion of the Equity Financing. If the Subscriber elects, or is deemed to have elected (as described above), not to exercise its rights under this Subsection, then the Corporation may complete the Equity Financing, provided that such Equity Financing is upon the same terms and conditions as those set out in the notice of the Equity Financing provided to the Subscriber.

(f)	In determining the Subscriber’s percentage equity ownership interest in the Corporation (the “Percentage Equity Ownership Interest”), such ownership shall be calculated as follows:

A = B/C X 100

Where:

A:	Percentage Equity Ownership Interest

B:	Number of Shares owned beneficially by the Subscriber and its Affiliates, collectively

C:	Outstanding Equity Securities less the number of any outstanding Post Closing Options and any Shares that have been issued upon exercise of Post Closing Options.

Section 14. Right to Appoint a Director

(a)	As at the Closing Date, and provided that the Subscriber’s Percentage Equity Ownership Interest equals or exceeds 5% of the outstanding Shares of the Corporation, the Subscriber will have the right (but not the obligation) to nominate one person (the “Nominee”) to act as a director of the Corporation at each meeting of Shareholders at which directors of the Corporation are to be elected, provided that any such nominee consents in writing to serve as a director and is subject to acceptance by the CSE or any other applicable securities regulatory authority of such nominee’s Personal Information Form.

(b)	The Corporation shall promptly take all steps as may be necessary to appoint, within ten Business Days of such person’s nomination, the initial Nominee to serve on the Board until the next meeting of Shareholders.

(c)	In the event that the size of the Board is increased at any time following the Closing Date, and provided that the Subscriber’s Percentage Equity Ownership Interest equals or exceeds 5% of the outstanding Shares of the Corporation, the number of persons the Subscriber is entitled to designate to be nominated, appointed and serve as directors of the Corporation, shall be increased to such number, rounded up to the closest number of directors, as is equal to the Subscriber’s percentage ownership interest in the Corporation multiplied by the number of directors comprising the Board.

(d)	So long as the Subscriber’s Percentage Equity Ownership Interest equals or exceeds 5% of the outstanding Shares of the Corporation, the Corporation shall cause the Nominee to be included in the slate of nominees proposed by the Board to its Shareholders for approval as directors at each meeting of the Shareholders where directors are to be elected by Shareholders.

(e)	The Corporation shall use all reasonable efforts to cause the election of the Nominee, including soliciting proxies in favour of the election of the Nominee.

(f)	The Corporation shall notify the Subscriber in writing immediately upon determining the date of any meeting wherein directors are to be elected.

(g)	The Subscriber shall, after consultation with the Corporation in good faith, advise the Corporation of the identity of the Nominee at least fifteen Business Days prior to the date on which proxy solicitation materials are to be mailed by the Corporation (as advised by the Corporation to the Subscriber at least 25 Business Days prior to such date) for purposes of any meeting of Shareholders at which directors are to be elected. If the Subscriber does not advise the Corporation of the identity of the Nominee prior to such deadline, then the Subscriber will be deemed to have nominated the incumbent Nominee(s).

(h)	If any Nominee ceases to hold office as a director of the Corporation for any reason (including death, disability, resignation or removal by the Subscriber), the Subscriber shall be entitled to nominate an individual (so long as such individual has been accepted by the CSE or any other applicable securities regulatory authority) to replace him or her and the Corporation shall promptly take all steps as may be necessary to appoint, within ten Business Days of such nomination, such individual to the Board to replace the Nominee who has ceased to hold office. Any such succeeding individual shall thereafter be a Nominee.

(i)	The Corporation hereby agrees that it shall cause the management of the Corporation to, in respect of every meeting of Shareholders at which the election of the directors is to be considered, and at every reconvened meeting following an adjournment or postponement thereof, endorse and recommend each Nominee identified in the Company’s proxy materials for election to the Board so long as such Nominee has been accepted by the CSE or any other applicable securities regulatory authority, and shall vote the Shares in respect of which management is granted a discretionary proxy in favour of the election of such Nominee to the Board at every such meeting.

(j)	The Corporation shall, subject to applicable corporate Laws, indemnify and hold harmless each Nominee (and his or her respective estates and heirs) (collectively, the “Nominee Indemnitees”) from and against any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) incurred by the Nominee Indemnitee before, on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, proceeding or claim arising directly or indirectly out of the Nominee Indemnitees’ status as a director of the Corporation or a member of any committee of the Board; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Corporation hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. The rights of the Nominee Indemnitees to indemnification hereunder shall be in addition to any other rights the Nominee Indemnitees may have under any other agreement to which the Nominee Indemnitees are or become a party or is or otherwise become a beneficiary or under Law or regulation or under the constating documents or insurance policies of the Corporation and shall extend to the Nominee Indemnitees’ successors and assigns.

(k)	Each Nominee Indemnitee shall be entitled to the benefit of any directors’ liability insurance or indemnity to which other directors of the Corporation are entitled. Upon the request of the Subscriber, the Corporation shall enter into such indemnity agreements with the Nominee Indemnitees as requested by the Subscriber.

Section 15. Formation of a Advisory Committee

(a)	The Corporation will, within ten Business Days following the Closing Date, establish an advisory committee (the “Advisory Committee”), through which the Subscriber will provide advice and recommendations with respect to technical and strategic decisions to be taken in furtherance of the exploration and development of the Project. For greater certainty, the Advisory Committee shall be a committee of the Corporation and, for the avoidance of doubt, shall not be (and shall not be deemed to be) a committee of the Board. The Advisory Committee shall have an opportunity to consider and provide suggestions with respect to material decisions in respect of the Project and management of the Corporation shall give reasonable consideration to any advice or recommendations made by the Advisory Committee (provided that, for greater certainty, the role of the Advisory Committee is to provide advice to management of the Corporation on technical and other matters, and any recommendations of the Advisory Committee shall not be binding upon the Corporation and shall not override the fiduciary duty of directors and officers of the Corporation or fetter their discretion in any way whatsoever).

(b)	In particular, but without limitation, the Corporation will provide monthly reports to the Advisory Committee with respect to developments at the Project and the Advisory Committee shall meet monthly to discuss and provide advice to management of the Corporation with respect to the Project, including: (A) technical aspects of the exploration, development mining feasibility, and mining operations of the Project; (B) matters relating to the technical performance of the Project; (C) any other technical matters which are anticipated to, in the Advisory Committee’s opinion, maximize the technical performance of the Project; (D) senior staffing matters; (E) each prefeasibility study, feasibility study, preliminary economic assessment, economic assessment, life of mine plan and each annual budget; (C) material capital expenditures; and (D) any decision to materially expand, suspend or terminate any type of operations at the Project.

(c)	The Advisory Committee shall be comprised of four members, two of whom shall be appointed by the Subscriber and two of whom shall be appointed by the Corporation. Each of the Subscriber and the Corporation may appoint one or more alternates to act in the absence of one or more of its regular members. Any alternate so acting will be deemed to be a member.

(d)	A member appointed by the Corporation shall act as the chairperson of the Advisory Committee. The chairperson of the Advisory Committee shall not, in the case of an equality of votes, have a second or casting vote.

(e)	Either the Subscriber or the Corporation may at any time, upon notice to the other party, remove any of their appointees on the Advisory Committee and appoint another individual in his or her place. Any appointment or removal of a member or alternate (including the address for service of each member or alternate and any subsequent change in those addresses) must be notified in writing by the appointing party to the Chief Executive Officer of the Corporation and the other party. The relevant appointment or removal will take effect immediately on delivery of such notice.

(f)	The Subscriber and the Corporation shall, within 30 days of the Closing Date, establish protocols for calling and holding of meetings of such Advisory Committee.

Section 16. Right of First Offer/Right of First Refusal

For a period of six months from the Closing Date, the Subscriber shall be granted a right of first offer as well as a right of first refusal to acquire any interest, including a joint venture interest, in the Project, on terms and conditions that include the following:

(a)	In the event that the Corporation shall seek to directly or indirectly sell any interest, including a joint venture interest, in the Project (the “ROFO Offered Interest”), it shall by notice (the “ROFO Notice”) first offer the same to the Subscriber, setting out the material terms and conditions attaching to such sale. The Subscriber shall have a period of 60 days to determine whether it shall purchase the ROFO Offered Interest. If the Subscriber shall elect to purchase the ROFO Offered Interest, the Subscriber and the Corporation shall negotiate in good faith and shall complete the purchase and sale of the ROFO Offered Interest within a further period of 30 days, on substantially the terms and conditions set out in the ROFO Notice.

(b)	In the event that the Subscriber shall not (i) elect to purchase the ROFO Offered Interest or (ii) complete the purchase of the ROFO Offered Interest, then the Corporation shall have the right to complete the sale of the ROFO Offered Interest with a third party provided that the transaction is on substantially the same terms and conditions set out in the ROFO Notice and provided that the transaction shall be completed within a period of 60 days after the Offer Rejection Date, failing which, the right of first offer/right of first refusal granted to the Subscriber shall revive.

(c)	In the event that the Corporation does not send a ROFO Notice to the Subscriber and the Corporation receives an offer from a third party (the “ROFR Offer”) to acquire, directly or indirectly, any interest, including a joint venture interest, in the Project (the “ROFR Offered Interest”), then the Corporation shall send a copy of the ROFR Offer to the Subscriber together with an offer to the Subscriber to acquire the ROFR Offered Interest on the same terms and conditions as set out in the ROFR Offer. The Subscriber shall have a period of 60 days to determine whether it shall purchase the ROFR Offered Interest. If the Subscriber shall elect to purchase the ROFR Offered Interest, the Subscriber and Rise shall negotiate in good faith and shall complete the purchase and sale of the ROFR Offered Interest within a further period of 30 days, on substantially the terms and conditions set out in the ROFR Notice.

(d)	If the Subscriber shall not (i) elect to purchase the ROFR Offered Interest or (ii) complete the purchase of the ROFR Offered Interest, then the Corporation shall have the right to complete the sale of the ROFR Offered Interest with the third party, provided that the transaction is completed on substantially the same terms and conditions as set out in the ROFR Offer and provided that the transaction shall be completed within a period of 45 days after the Offer Rejection Date, failing which, the right of first offer/right of first refusal granted to the Subscriber hereunder shall revive.

(e)	It is additionally understood and agreed that the Subscriber shall have the right to direct that a wholly-owned subsidiary be the counterparty that shall complete the transaction and that the applicable parties shall use their commercially reasonable efforts to reach agreement as to the definitive agreement that shall apply with respect to the ROFO Offered Interest or ROFR Offered Interest, as applicable.

Section 17. Authorization

The Subscriber authorizes the Corporation to provide to the applicable securities regulator(s) or stock exchange such personal information of the Subscriber as may be required.

Section 18. Notice

Any notice or other communication to be given hereunder shall, in the case of notice to be given to:

(a)	the Corporation, be addressed to:

Rise Gold Corp.

650 – 669 Howe Street

Vancouver, BC V6C 0B4

Attention: Vince Boon

Tel: 778-725-1484

Email: vboon@jproust.ca

with a copy to the Corporation’s counsel (which shall not constitute notice):

Thomas, Rondeau LLP

1780 – 400 Burrard Street

Vancouver, BC V6C 3A6

Attention: Dale A. Rondeau

Email: drondeau@thomasrondeau.com

(b)	the Subscriber, be addressed to:

the name and address of the Subscriber set out on the face page of the Agreement or to such other address, email address or person that the Party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, will be deemed to have been given and received on the date of such delivery provided that if such day is not a

Business Day then it will be deemed to have been given and received on the first Business Day following such day; and (ii) if transmitted by email or other form of electronic communication, will be deemed to have been given on the date of transmission if sent before 5:00 p.m. (Vancouver time) on a Business Day or, if not before 5:00 p.m. (Vancouver time), on the first Business Day following the date of transmission provided that the sender has evidence of a successful transmission such as a confirmation or electronic delivery receipt.

Section 19. Electronic Delivery

The Subscriber consents to the electronic delivery of any documents required to be delivered by the Corporation to holders of any Securities, including prospectuses, financial statements and proxy related materials, unless the method of delivery is mandated by governing legislation and does not include electronic delivery. Such electronic delivery shall be made to the Subscriber’s email address as provided in this Agreement.

Section 20. Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber, including any fees and disbursements of any advisor retained by the Subscriber relating to the purchase of the Units, or to the subsequent transfer by the Subscriber of any of the Securities, will be borne by the Subscriber.

Section 21. Entire Agreement

This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. Neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by both parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of authorship of any of the provisions of this Agreement.

Section 22. Governing Law

This Agreement and all related agreements between the Parties hereto shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein, without reference to its rules governing the choice or conflict of laws. The Parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the city of Vancouver, with respect to any dispute to or arising out of this Agreement.

Section 23. Enurement & Assignment

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective successors and permitted assigns; provided that, except for the assignment by the Subscriber if it is acting as nominee or agent for a beneficial purchaser and as otherwise herein provided, this Agreement shall not be assignable by either party without the prior written consent of the other party.

Section 24. Counterparts

This Agreement may be executed in as many counterparts as may be necessary and delivered by electronic transmission, each of which will be deemed to be an original and such counterparts together will constitute one and the same instrument.

Section 25. Currency

All references to currency in this Agreement are to Canadian dollars unless otherwise indicated.

Section 26. Time of Essence

Time shall be of the essence of this Agreement.

Section 27. Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the interpretation of this Agreement.

Section 28. Third Party Beneficiaries

This Agreement (and in particular the registration rights provisions set forth in Schedule “C”) is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.